Exhibit 99.1

RevelOps, Inc.

Consolidated Financial Statements

December 31, 2014 and 2013

RevelOps, Inc.

Index

December 31, 2014 and 2013

Page(s)

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive Loss	3

Consolidated Statements of Shareholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–15

Independent Auditor’s Report

To the Board of Directors and Stockholders of

RevelOps, Inc.

We have audited the accompanying consolidated financial statements of RevelOps, Inc. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, of shareholders’ equity, and of cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RevelOps, Inc. and its subsidiary at December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 17, 2015

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

RevelOps, Inc.

Consolidated Balance Sheets

December 31, 2014 and 2013

(in thousands of dollars, except share information)	2014	2013
Assets
Current assets
Cash and cash equivalents	$4,051	$8,429
Accounts and unbilled receivables, net	93	18
Prepaid expenses and other current assets	130	52

Total current assets	4,274	8,499
Property and equipment, net	56	23
Deferred tax asset	—	50
Other assets	46	47

Total assets	$4,376	$8,619

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$106	$268
Accrued expenses	482	272
Deferred tax liability	—	50
Deferred revenue	383	2
Lease obligation, current portion	4	3

Total current liabilities	975	595
Lease obligation, noncurrent	4	8

Total liabilities	979	603

Commitments (Note 8)
Shareholders’ Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized; 12,965,100 and 12,965,100 shares issued and outstanding as of December 31, 2014 and 2013 (liquidation preference of $16,198,596 at December 31, 2014)	1	1
Common stock, $0.0001 par value; 100,000,000 shares authorized; 12,046,600 and 11,976,600 shares issued and 12,046,600 and 11,482,440 shares outstanding as of December 31, 2014 and 2013	1	1
Additional paid-in capital	12,061	11,775
Accumulated other comprehensive income (loss)	(106)	528
Accumulated deficit	(8,560)	(4,289)

Total shareholders’ equity	3,397	8,016

Total liabilities and shareholders’ equity	$4,376	$8,619

The accompanying notes are an integral part of the consolidated financial statements.

RevelOps, Inc.

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2014 and 2013

(in thousands of dollars)	2014	2013
Revenue	$1,011	$253

Cost of revenue	406	47
Research and development	2,384	1,105
Sales and marketing	2,062	507
General and administrative	1,074	1,256

Total operating expenses	5,926	2,915

Loss from operations	(4,915)	(2,662)
Interest expense	—	(751)
Foreign currency exchange (loss) gain	644	(505)

Net loss	(4,271)	(3,918)

Other comprehensive income
Foreign currency translation adjustment	(634)	528

Other comprehensive (loss) income	(634)	528

Comprehensive loss	$(4,905)	$(3,390)

The accompanying notes are an integral part of the consolidated financial statements.

RevelOps, Inc.

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2014 and 2013

					Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
(in thousands of dollars, except share information)	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balances at December 31, 2012	—	$—	11,035,400	$1	$76	$—	$(371)	$(294)
Issuance of Series A preferred stock, net of issuance costs	12,965,100	1	—	—	11,575	—	—	11,576
Issuance of restricted common stock	—	—	941,200	—	124	—	—	124
Foreign currency translation adjustment	—	—	—	—	—	528	—	528
Net loss	—	—	—	—	—	—	(3,918)	(3,918)

Balances at December 31, 2013	12,965,100	1	11,976,600	1	11,775	528	(4,289)	8,016
Issuance of Series A preferred stock, net of issuance costs	—	—	—	—	—	—	—	—
Vesting of restricted common stock	—	—	—	—	133	—	—	133
Issuance of common stock upon exercise of stock options	—	—	70,000	—	13	—	—	13
Stock-based compensation expense	—	—		—	140	—	—	140
Foreign currency translation adjustment	—	—	—	—	—	(634)	—	(634)
Net loss	—	—	—	—	—	—	(4,271)	(4,271)

Balances at December 31, 2014	12,965,100	$1	12,046,600	$1	$12,061	$(106)	$(8,560)	$3,397

The accompanying notes are an integral part of the consolidated financial statements.

RevelOps, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2014 and 2013

(in thousands of dollars)	2014	2013
Cash flows from operating activities
Net loss	$(4,271)	$(3,918)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation expense	17	4
Stock-based compensation	273	124
Noncash interest expense due to debt conversion	—	750
Changes in current assets and liabilities
Accounts and unbilled receivables	(75)	2
Prepaids and other current assets	(78)	(51)
Accounts payable	(162)	156
Accrued expenses	213	267
Deferred revenue	381	2
Other assets	—	(47)

Net cash used in operating activities	(3,702)	(2,711)

Cash flows from investing activities
Purchases of property and equipment	(52)	(12)

Net cash used in investing activities	(52)	(12)

Cash flows from financing activities
Payments of capital lease obligations	(3)	—
Proceeds from issuance of preferred stock, net of issuance costs	—	10,063
Proceeds from exercise of common stock options	13	—

Net cash provided by financing activities	10	10,063

Effect of exchange rate changes on cash and cash equivalents	(634)	554

Net increase (decrease) in cash and cash equivalents	(4,378)	7,894
Cash and cash equivalents
Beginning of year	8,429	535

End of year	$4,051	$8,429

Noncash investing and financing activities
Conversion of promissory notes to Series A preferred stock	$—	$783
Assets acquired under capital leases and financing arrangements	$—	$11

The accompanying notes are an integral part of the consolidated financial statements.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

1.	Nature of the Business

RevelOps, Inc., together with its wholly owned Irish subsidiary, RevelOps Ireland Limited (collectively, the “Company”), does business as Logentries and provides a software as a service delivered log management and log analytics service, developed to make machine-generated log data and insights simply accessible to developers, operations, and business analytics customers. The Company was incorporated as a Delaware corporation in 2013. The accompanying consolidated financial statements include the accounts of RevelOps and its wholly owned subsidiaries from the effective date of their formation. All inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses from operations since inception and has an accumulated deficit of $8.6 million at December 31, 2014. To date, the Company has been primarily funded through the issuance of debt and equity securities. Management believes that its expected cash flows from operations as well as its existing cash will be sufficient to meet the Company’s working capital and anticipated capital expenditures needs through December 31, 2015. If the Company is unable to generate its expected cash flows from customer orders and manage its expenditures to meet its obligations as they become due, the Company may require additional financing in order to fund operations in 2015. The Company’s long-term viability is also dependent upon its ability to obtain additional customers, continue to manage its expenditures and secure additional debt or equity financing. There can be no assurance the Company will be successful in achieving its business plans or that future financing will be available.

The Company is subject to a number of risks similar to other companies in the industry and similar stage of growth, including rapid technological change, competition from other companies, dependence on key individuals, and the ability to attract and retain qualified employees.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the accounts of RevelOps, Inc. and its wholly owned subsidiary, RevelOps Ireland Limited. All intercompany accounts and transactions were eliminated in consolidation.

Use of Estimates

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which requires it to make estimates and assumptions affecting the amounts reported in the consolidated financial statements and accompanying notes. Changes in these estimates and assumptions may have a material impact on its consolidated financial statements and accompanying notes. Examples of estimates and assumptions include useful lives of property and equipment, judgments made about valuation allowances and estimating the fair value of the Company’s stock option awards.

Revenue Recognition

The Company generates revenues from the delivery of subscription services. Its arrangements do not contain general rights of return. Its subscription contracts do not provide customers with the right to take possession of the software supporting the applications and, as a result, are accounted for as service contracts.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The Company recognizes revenues when the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred;

•	The fees are fixed or determinable; and

•	Collection is considered reasonably assured

Subscription Revenues

Subscription revenues are recognized ratably over the contract term of the arrangement beginning on the date that service is made available to the customer. Amounts that have been invoiced are recorded in revenue or deferred revenue, depending on whether the revenue recognition criteria have been met.

Revenues from Reseller Partners

Portions of the Company’s revenues are generated from sales made through its reseller partners. When the Company assumes a majority of the business risks associated with performance of the contractual obligations, it records the revenues on a gross basis and amounts paid to its reseller partners are recognized as sales and marketing expense. Assumption of such business risks is evidenced when, among other factors, the Company takes responsibility for delivery of the service, establishes pricing of the arrangement, and is the primary obligor in the arrangement. When the Company’s reseller partner assumes the majority of the business risks associated with the performance of the contractual obligations, the Company records the associated revenues net of the amounts paid to its reseller partner. During 2014 and 2013, the Company recorded all of its sales made through its reseller partners on a gross basis.

Revenues are recorded net of any sales and other taxes collected from customers.

Deferred Revenue

The Company defers certain revenue and recognizes them ratably over the applicable service period. The Company categorizes deferred revenue and deferred costs on its consolidated balance sheets as current if it expects to recognize such revenue or cost within the following 12 months.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity dates of 90 days or less at the date of acquisition to be cash equivalents.

Fair Value of Financial Instruments

The Company is required to provide information according to the fair value hierarchy based on the observability of the inputs used in the valuation techniques. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1	Quoted prices in active markets for identical assets or liabilities.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company uses the market approach to measure the fair value of its financial assets by obtaining prices and other relevant information generated by market transactions involving identical or comparable assets. At December 31, 2014 and 2013, the Company held money market funds having a fair value of $3,358,000 and $7,644,000, respectively, which are classified as Level 1 investments.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents held on deposit at one financial institution. The Company generally does not require collateral from customers for amounts owed. During 2014 and 2013, sales to one customer, who is a channel partner, represented approximately 30% and 65% of total 2014 and 2013 revenue, respectively. The Company has three customers that individually represent over 10% of its accounts receivable balance at December 31, 2014 and 2013.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. The Company determined there was no need for an allowance for doubtful accounts as of December 31, 2014 and 2013.

Unbilled Receivables

Unbilled receivables represent revenue not yet billed. Unbilled receivables are calculated for each individual project based on the proportional delivery of services at the balance sheet date. Billing of amounts in unbilled receivables occurs according to customer-agreed payment schedules or upon completion of specified project milestones. The unbilled receivables balance at December 31, 2014 is $0. All of the Company’s projects in unbilled receivables are expected to be billed and collected within one year.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the assets, generally three years based on asset classification, or the lease term, if applicable. Costs for replacements and improvements are capitalized if it extends the useful life of the asset, while the costs of maintenance and repairs are charged against earnings as incurred.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Research and Development and Software Development Costs

The Company follows the guidance in Accounting Standards Codification (ASC) No. 350-40, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, in accounting for the costs associated with its SaaS-delivered log management service and related platform. In accordance with the guidance, costs incurred during the preliminary product stage and post-implementation/operating stage are expensed as incurred. Costs incurred for the activities during the application development stage are capitalized. For the years ended December 31, 2014 and 2013, the Company did not capitalize any costs.

Advertising Costs

Costs associated with advertising are expensed as incurred. During the years ended December 31, 2014 and 2013, the Company recorded no advertising expense.

Comprehensive Loss

Comprehensive loss includes the net loss for the years ended December 31, 2014 and 2013, foreign currency losses on intra-company currency transactions where settlement is not planned or anticipated in the foreseeable future, and foreign currency translation adjustments.

Income Taxes

The Company follows the guidance on accounting for income taxes which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized. See Note 7 for further discussion of income taxes.

Foreign Currency Translation

The U.S. Dollar is the reporting currency for all periods presented. The functional currency of the Company’s foreign subsidiary in Ireland is the local currency, the Euro. All assets and liabilities denominated in a foreign currency are translated into U.S. Dollars at the exchange rate on the balance sheet date. Income and expenses are translated at the average exchange rate during the period. Equity transactions are translated using historical exchange rates. Adjustments resulting from translation are recorded as a separate component of accumulated other comprehensive income (loss) in the consolidated balance sheets. Foreign currency transaction gains (loss) are included in the consolidated statements of operations under other income (expense).

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

3.	Property and Equipment

Property and equipment consist of the following:

	Estimated
	Useful Life	December 31,
(in thousands except year information)	(Years)	2014	2013
Computer equipment and software	3	$68	$21
Leasehold improvements	3	8	5
Furniture and fixtures	3	2	2

		78	28
Less: Accumulated depreciation		(22)	(5)

		$56	$23

Depreciation expense for the years ended December 31, 2014 and 2013 was $17,000 and $4,000, respectively.

4.	Accrued Expenses

Accrued expenses consist of the following:

	Years Ended December 31,
(in thousands)	2014	2013
Accrued bonus	$192	$91
Accrued payroll tax	81	82
Accrued professional fees	44	32
Other accrued expenses	165	67

	$482	$272

5.	Capital Stock

Preferred Stock

In March 2013, the Company issued 8,163,600 shares of Series A convertible preferred stock (“Series A”) at a price per share of $1.2494 for net proceeds of $10,063,000 and 4,801,500 shares of Series A in exchange for the conversion of $750,000 of convertible notes payable issued in 2012 and accrued interest thereon of $33,000. The convertible notes payable issued in 2012 included a beneficial conversion feature that upon conversion into shares of Series A resulted in a noncash interest expense charge of $0 and $750,000 in 2014 and 2013, respectively. At December 31, 2014 and 2013, 12,965,100 and 12,965,100, respectively, shares of the Company’s common stock were reserved for issuance upon the conversion of Series A.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The preferred stock has the following characteristics:

Voting

Each holder of outstanding shares of Series A are entitled to cast the number of votes equal to the number of whole shares of common stock into which the Series A shares are convertible as of the record date for determining stockholders entitled to vote on a matter.

Dividends

The Company may not declare a dividend on any shares unless the holders of Series A preferred stock first or simultaneously receive at least an equivalent dividend per share on an as converted basis.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock an amount equal to the greater of the Series A original price plus any dividends declared but unpaid thereon or such amount as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up.

Conversion

Each share of Series A is convertible, at the option of the holder thereof, at any time and without payment of additional consideration by the holder thereof into the number of shares of common stock as is determined by dividing the Series A original price by the conversion price in effect at the time of the conversion. The conversion price is initially the original issue price and is subject to adjustment as provided in the certificate of incorporation.

Common Stock

The Company has authorized 100 million shares of $0.0001 per share par value common stock.

The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).

Dividends may be declared and paid on common stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock. As of December 31, 2014 and 2013, no dividends had been declared.

In February 2013, the Company issued 941,200 shares of common stock to a member of the Board of Directors with a grant date fair value of $257,000. The shares vest over a 21 month period and are subject to forfeiture. During 2014 and 2013, 494,160 shares and 447,040 shares with a total fair value of $133,000 and $124,000, respectively, vested. At December 31, 2014 and 2013, 0 and 494,160 shares, respectively, were unvested. The Company estimated the fair value of the award by considering historical purchases by third parties as well as the expected value from its Series A financing that was in progress at the time of the award. During 2014 and 2013, the Company recorded $133,000 and $124,000, respectively, of stock-based compensation expense, which is included in general & administrative expense.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

6.	Stock Option Plan

The Company adopted the 2014 Stock Incentive Plan (the “2014 Plan”) under which a total of 6,431,500 shares of the Company’s common stock have been reserved for issuance to employees, directors and consultants. Awards granted under the 2014 Plan may be incentive stock options, nonstatutory stock options or restricted common stock. Incentive stock options may only be granted to employees. The Board of Directors determines the exercise price and the period over which the awards become exercisable. The vesting terms of the awards are generally four years. Awards granted generally expire 10 years from the date of grant.

For the year ended December 31, 2014, the Company recorded stock-based compensation expense, net of estimated forfeitures, which was allocated based on the functional cost center of each individual as follows:

(in thousands)	2014
Cost of revenue	$—
Research and development	31
Sales and marketing	9
General and administrative	100

$140

Total unrecognized stock-based compensation expense for all stock-based awards was $280,000 at December 31, 2014, which is expected to be recognized over a weighted-average period of 2.64 years. The total fair value of shares vested was $103,000 during the year ended December 31, 2014.

During the year ended December 31, 2014, the weighted-average grant date fair value per share of awards was $0.093. The fair value of each award was estimated on the grant date using the Black-Scholes option pricing model. The following weighted-average assumptions were used as inputs to the Black-Scholes option pricing model:

2014
Dividend yield	0.0%
Expected volatility	50.0%
Risk-free rate of return	2.5%
Expected life (years)	6.25

The following table summarizes the stock option activity for the year ended December 31, 2014:

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
	Number of	Price Per	Contractual
	Shares	Share	Life (in Years)
Outstanding (and expected to vest) at January 1, 2014	—	$—	—
Options exercisable at January 1, 2014	—	—	—
Granted	5,126,593	0.19
Cancelled	(719,900)	0.19
Exercised	(70,000)	0.19

Outstanding (and expected to vest) at December 31, 2014	4,336,693	0.19	7.51

Options exercisable at December 31, 2014	1,109,170	$0.19	7.36

There were 2,024,807 shares available for future grant at December 31, 2014 under the 2014 Plan.

7.	Income Taxes

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the years differs from the amount that would result from applying domestic federal statutory tax rates to pretax losses primarily because of changes in the deferred tax asset valuation allowance. Significant components of the Company’s net deferred tax asset at December 31, 2014 and 2013 are as follows;

(in thousands)	2014	2013
Deferred tax assets and liabilities
Net operating loss carryforwards	$1,734	$407
Intangible assets	418	446
Stock based compensation	21	(51)
Other	62	15

	2,235	817
Deferred tax asset valuation allowance	(2,235)	(817)

Net deferred tax asset	$—	$—

As of December 31, 2014 the Company had US federal, state and foreign net operating loss carryforwards of $3,421,000, $3,421,000 and $3,117,000, respectively, which begin to expire in 2033. As of December 31, 2014, the Company had Ireland research and development tax credits carryforwards of $9,000 which have no expiration date.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The components of income before taxes were as follow for the years ended December 31, 2014 and December 31, 2013 respectively:

(in thousands)	2014	2013
United States	$(3,293)	$(1,619)
Ireland	(978)	(2,299)

Income before income taxes	$(4,271)	$(3,918)

For the years ended December 31, 2014 and 2013, a reconciliation of the statutory rate and effective rate for the provisions for income taxes consists of the following:

(in thousands)	2014	2013
US federal tax statutory rate	34%	34%
Deferred tax asset valuation allowance	(34)%	(34)%

US federal tax effective rate	0%	0%

Ireland corporate tax statutory rate	13%	13%
Deferred tax asset valuation allowance	(13)%	(13)%

Ireland corporate tax effective rate	0%	0%

Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and the amortization of intangible assets. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of its federal, state and foreign deferred tax assets. Accordingly, a full valuation allowance of $2,235,000 and $817,000 has been recorded for the years ended December 31, 2014 and 2013, respectively.

Utilization of the U.S. net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. The Company has not currently completed an evaluation of ownership changes through December 31, 2014 to assess whether utilization of the Company’s net operating loss and tax credit carryforwards would be subject to an annual limitation under Section 382. To the extent an ownership change occurs in the future, the net operating loss and credit carryforwards may be subject to further limitation.

RevelOps, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

8.	Commitments

The Company leases its office space under a noncancelable operating lease agreement which expires in 2016. Total rent expense under this operating lease was $187,000 and $168,000 for the years ended December 31, 2014 and 2013. The Company has a deposit for $46,000 related to the lease.

Minimum future lease payments as of December 31, 2014 under the Company’s lease agreements are as follows:

(in thousands)	Operating	Capital
2015	$191	$4
2016	162	4
2017	—	—

	$353	8

Less: Amount representing interest		—

PV of minimum lease commitments		$8

In December 2013, the Company financed the acquisition of certain equipment and leasehold improvements totaling $11,000 with a 3 year lease at a 9.99%. The Company may acquire the assets at lease termination for $1.00, therefore, the lease has been accounted for as a capital lease.

9.	Related Parties

The Company had an arrangement with an individual, who later became a member of the Board of Directors in February 2013, for consulting services during part of 2013. The Company paid $50,000 to this individual for consulting services while a member of the Board.

10.	Subsequent Events

On March 24, 2015, the Company secured a $2,500,000 term loan with Silicon Valley Bank. In connection with the term loan financing, the Company issued common stock warrants to purchase up to 53,250 shares of common stock at a price of $0.20 per share. On May 15, 2015, the Company issued 2,401,056 shares of Series A convertible preferred stock at a price per share of $1.2494 for net proceeds of $3,000,000.

The Company has evaluated subsequent events through July 17, 2015, the date of issuance of the financial statements.

RevelOps, Inc.

Unaudited Consolidated Financial Statements

As of September 30, 2015 and for the nine months

ended September 30, 2015 and 2014

RevelOps, Inc.

Index

Page(s)

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive Loss	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5–11

RevelOps, Inc.

Consolidated Balance Sheets

(in thousands of dollars, except share information)	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,631	$4,051
Accounts and unbilled receivables, net	564	93
Prepaid expenses and other current assets	309	130

Total current assets	3,504	4,274
Property and equipment, net	112	56
Other assets	100	46

Total assets	$3,716	$4,376

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$573	$106
Accrued expenses	1,595	482
Deferred revenue	909	383
Lease obligation, current	4	4

Total current liabilities	3,081	975
Lease obligation, noncurrent	1	4

Total liabilities	3,082	979

Commitments (Note 6)
Shareholders’ Equity
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized; 15,366,156 and 12,965,100 shares issued and outstanding as of September 30, 2015 and December 31, 2014 (liquidation preference of $19,198,596 as of September 30, 2015)	2	1
Common stock, $0.0001 par value; 100,000,000 shares authorized; 12,099,850 and 12,046,600 shares issued and 12,046,600 and 12,046,600 outstanding as of September 30, 2015 and December 31, 2014	1	1
Additional paid-in capital	15,170	12,061
Accumulated other comprehensive loss	(437)	(106)
Accumulated deficit	(14,102)	(8,560)

Total shareholders’ equity	634	3,397

Total liabilities and shareholders’ equity	$3,716	$4,376

The accompanying notes are an integral part of the consolidated financial statements.

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RevelOps, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands of dollars)	Nine Months Ended
	September 30, 2015	September 30, 2014
	(unaudited)
Revenue	$1,939	$602

Cost of revenue	527	256
Research and development	1,962	1,775
Sales and marketing	3,476	1,205
General and administrative	1,827	819

Total operating expenses	7,792	4,055

Loss from operations	(5,853)	(3,453)
Interest expense	(7)	—
Foreign currency exchange gain	318	468

Net loss	(5,542)	(2,985)

Other comprehensive loss
Foreign currency translation adjustment	(331)	(461)

Other comprehensive loss	(331)	(461)

Comprehensive loss	$(5,873)	$(3,446)

The accompanying notes are an integral part of the consolidated financial statements.

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RevelOps, Inc.

Consolidated Statements of Cash Flows

(in thousands of dollars)	Nine Months Ended
	September 30, 2015	September 30, 2014
	(unaudited)
Cash flows from operating activities
Net loss	$(5,542)	$(2,985)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation expense	29	8
Provision for doubtful accounts	31	—
Stock-based compensation	103	215
Noncash interest expense	7	—
Changes in current assets and liabilities
Accounts and unbilled receivables	(502)	(154)
Prepaids and other current assets	(179)	(52)
Accounts payable	467	(132)
Accrued expenses	1,113	150
Deferred revenue	525	363

Net cash used in operating activities	(3,948)	(2,587)

Cash flows from investing activities
Purchases of property and equipment	(85)	(42)

Net cash used in investing activities	(85)	(42)

Cash flows from financing activities
Payments of capital lease obligations	(3)	(3)
Payments of debt issuance costs	(53)	—
Proceeds from issuance of preferred stock, net of issuance costs	3,000	—
Proceeds from exercise of common stock options	—	13

Net cash provided by financing activities	2,944	10

Effect of exchange rate changes on cash and cash equivalents	(331)	(461)

Net decrease in cash and cash equivalents	(1,420)	(3,080)
Cash and cash equivalents
Beginning of year	4,051	8,429

End of year	$2,631	$5,349

Noncash investing and financing activities
Issuance of common stock warrants	$7	$—

The accompanying notes are an integral part of the consolidated financial statements.

4

RevelOps, Inc.

Notes to Consolidated Financial Statements

1.	Nature of the Business

RevelOps, Inc., together with its wholly owned Irish subsidiary, RevelOps Ireland Limited (collectively, the “Company”), does business as Logentries and provides a software as a service delivered log management and log analytics service, developed to make machine-generated log data and insights simply accessible to developers, operations, and business analytics customers. The Company was incorporated as a Delaware corporation in 2013. See Note 8 regarding the acquisition of the Company.

2.	Summary of Significant Accounting Policies

Basis of Presentation

These unaudited consolidated financial statements include the accounts of RevelOps, Inc. and its wholly owned subsidiary, RevelOps Ireland Limited. The unaudited consolidated financial statements are prepared in accordance with the accounting principles generally accepted in the United State of America (“U.S. GAAP”) for interim financial reporting. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The consolidated balance sheet data as of December 31, 2014 was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP for annual financial statements. The accompanying consolidated financial statements reflect all normal recurring adjustments which in the opinion of management are necessary to state the financial position, results of operations and cash flows for the interim periods. All intercompany transactions and balances have been eliminated in consolidation. The results of operations for the nine months ended September 30, 2015 are not necessarily indicative of the results to be expected for any future period or the entire fiscal year. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2014.

Use of Estimates

The Company’s consolidated financial statements are prepared in conformity with U.S. GAAP, which requires it to make estimates and assumptions affecting the amounts reported in the consolidated financial statements and accompanying notes. Changes in these estimates and assumptions may have a material impact on its consolidated financial statements and accompanying notes. Examples of estimates and assumptions include useful lives of property and equipment, judgments made about valuation allowances and estimating the fair value of the Company’s stock option awards.

Revenue Recognition

The Company generates revenues from the delivery of subscription services. Its arrangements do not contain general rights of return. Its subscription contracts do not provide customers with the right to take possession of the software supporting the applications and, as a result, are accounted for as service contracts.

The Company recognizes revenues when the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred;

•	The fees are fixed or determinable; and

•	Collection is considered reasonably assured

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RevelOps, Inc.

Notes to Consolidated Financial Statements

Subscription Revenues

Subscription revenues are recognized ratably over the contract term of the arrangement beginning on the date that service is made available to the customer. Amounts that have been invoiced are recorded in revenue or deferred revenue, depending on whether the revenue recognition criteria have been met.

Revenues from Reseller Partners

Portions of the Company’s revenues are generated from sales made through its reseller partners. When the Company assumes a majority of the business risks associated with performance of the contractual obligations, it records the revenues on a gross basis and amounts paid to its reseller partners are recognized as sales and marketing expense. Assumption of such business risks is evidenced when, among other factors, the Company takes responsibility for delivery of the service, establishes pricing of the arrangement, and is the primary obligor in the arrangement. When the Company’s reseller partner assumes the majority of the business risks associated with the performance of the contractual obligations, the Company records the associated revenues net of the amounts paid to its reseller partner. For the nine months ended September 30, 2015 and 2014, the Company recorded all of its sales made through its reseller partners on a gross basis.

Revenues are recorded net of any sales and other taxes collected from customers.

Deferred Revenue

The Company defers certain revenue and recognizes them ratably over the applicable service period. The Company categorizes deferred revenue and deferred costs on its consolidated balance sheets as current if it expects to recognize such revenue or cost within the following 12 months.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity dates of 90 days or less at the date of acquisition to be cash equivalents.

Fair Value of Financial Instruments

The Company is required to provide information according to the fair value hierarchy based on the observability of the inputs used in the valuation techniques. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company uses the market approach to measure the fair value of its financial assets by obtaining prices and other relevant information generated by market transactions involving identical or comparable assets. As of September 30, 2015 and December 31, 2014, the Company held money market funds having a fair value of $50,000 and $3,358,000, respectively, which are classified as Level 1 investments.

6

RevelOps, Inc.

Notes to Consolidated Financial Statements

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents held on deposit at one financial institution. The Company generally does not require collateral from customers for amounts owed. For the nine months ended September 30, 2015 and 2014, sales to one customer, who is a channel partner, represented approximately 18% and 36% of total revenue, respectively. The Company had one customer at September 30, 2015 and three customers at December 31, 2014 that individually represent over 10% of its accounts receivable.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. As of September 30, 2015, the Company recorded an allowance for doubtful accounts of $31,000. The Company determined there was no need for an allowance for doubtful accounts as of December 31, 2014.

Unbilled Receivables

Unbilled receivables represent revenue not yet billed. Unbilled receivables are calculated for each individual project based on the proportional delivery of services at the balance sheet date. Billing of amounts in unbilled receivables occurs according to customer-agreed payment schedules or upon completion of specified project milestones. The unbilled receivables balance at September 30, 2015 is $14,000. All of the Company’s projects in unbilled receivables are expected to be billed and collected within one year.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the assets, generally three years based on asset classification, or the lease term, if applicable. Costs for replacements and improvements are capitalized if it extends the useful life of the assets while the costs of maintenance and repairs are charged against earnings as incurred.

Research and Development and Software Development Costs

The Company follows the guidance in Accounting Standards Codification (ASC) No. 350-40, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, in accounting for the costs associated with its SaaS-delivered log management service and related platform. In accordance with the guidance, costs incurred during the preliminary product stage and post-implementation/operating stage are expensed as incurred. Costs incurred for the activities during the application development stage are capitalized. For the nine months ended September 30, 2015 and 2014, the Company did not capitalize any costs.

Income Taxes

The Company follows the guidance on accounting for income taxes which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences

7

RevelOps, Inc.

Notes to Consolidated Financial Statements

are expected to reverse. A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized. For the nine months ended September 30, 2015 and 2014, the Company has recorded no income tax expense as the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets.

Foreign Currency Translation

The U.S. Dollar is the reporting currency for all periods presented. The functional currency of the Company’s foreign subsidiary in Ireland is the local currency, the Euro. All assets and liabilities denominated in a foreign currency are translated into U.S. Dollars at the exchange rate on the balance sheet date. Income and expenses are translated at the average exchange rate during the period. Equity transactions are translated using historical exchange rates. Adjustments resulting from translation are recorded as a separate component of accumulated other comprehensive loss in the consolidated balance sheets. Foreign currency transaction gains are included in the consolidated statements of operations under other income (expense).

3.	Property and Equipment

Property and equipment consist of the following:

	Estimated
	Useful Life	September 30,	December 31,
(in thousands except year information)	(Years)	2015	2014
Computer equipment and software	3	$119	$68
Leasehold improvements	3	40	8
Furniture and fixtures	3	4	2

		163	78
Less: Accumulated depreciation		(51)	(22)

		$112	$56

Depreciation expense for the nine months ended September 30, 2015 and 2014 was $29,000 and $8,000, respectively.

4.	Capital Stock

Preferred Stock

In March 2013, the Company issued 8,163,600 shares of Series A convertible preferred stock (“Series A”) at a price per share of $1.2494 for net proceeds of $10,063,000 and 4,801,500 shares of Series A in exchange for the conversion of $750,000 of convertible notes payable issued in 2012 and accrued interest thereon of $33,000.

In May 2015, the Company issued an additional 2,401,056 shares of Series A shares at a price per share of $1.2494 for net proceeds of $3,000,000. At September 30, 2015 and December 31, 2014, 15,366,156 and 12,965,100, respectively, shares of the Company’s common stock were reserved for issuance upon the conversion of Series A.

The preferred stock has the following characteristics:

8

RevelOps, Inc.

Notes to Consolidated Financial Statements

Voting

Each holder of outstanding shares of Series A are entitled to cast the number of votes equal to the number of whole shares of common stock into which the Series A shares are convertible as of the record date for determining stockholders entitled to vote on a matter.

Dividends

The Company may not declare a dividend on any shares unless the holders of Series A preferred stock first or simultaneously receive at least an equivalent dividend per share on an as converted basis.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock an amount equal to the greater of the Series A original price plus any dividends declared but unpaid thereon or such amount as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up.

Conversion

Each share of Series A is convertible, at the option of the holder thereof, at any time and without payment of additional consideration by the holder thereof into the number of shares of common stock as is determined by dividing the Series A original price by the conversion price in effect at the time of the conversion. The conversion price is initially the original issue price and is subject to adjustment as provided in the certificate of incorporation.

Common Stock

The Company has authorized 100 million shares of $0.0001 per share par value common stock.

The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).

Dividends may be declared and paid on common stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock. As of September 30, 2015 and December 31, 2014, no dividends had been declared.

In February 2013, the Company issued 941,200 shares of common stock to a member of the Board of Directors with a grant date fair value of $257,000. The shares vest over a 21 month period and are subject to forfeiture. The Company estimated the fair value of the award by considering historical purchases by third parties as well as the expected value from its Series A financing that was in progress at the time of the award. For the nine months ended September 30, 2014, the Company recorded $100,000 of stock-based compensation expense, which is included in general and administrative expense in the consolidated statement of operations. As of December 31, 2014, the shares were fully vested.

9

RevelOps, Inc.

Notes to Consolidated Financial Statements

5.	Stock Option Plan

The Company adopted the 2014 Stock Incentive Plan (the “2014 Plan”) under which a total of 6,431,500 shares of the Company’s common stock have been reserved for issuance to employees, directors and consultants. Awards granted under the 2014 Plan may be incentive stock options, nonstatutory stock options or restricted common stock. Incentive stock options may only be granted to employees. The Board of Directors determines the exercise price and the period over which the awards become exercisable. The vesting terms of the awards are generally four years. Awards granted generally expire 10 years from the date of grant.

The Company recorded stock-based compensation expense, net of estimated forfeitures, which was allocated based on the functional cost center of each individual as follows:

(in thousands)	Nine Months Ended September 30,
	2015	2014
Research and development	$19	$27
Sales and marketing	23	7
General and administrative	61	81

	$103	$115

As of September 30, 2015, total unrecognized stock-based compensation expense for all stock-based awards was $352,000, which is expected to be recognized over a weighted-average period of 2.63 years. The total fair value of shares vested was $74,000 during the nine months ended September 30, 2015.

For the nine months ended September 30, 2015, the weighted-average grant date fair value per share of awards was $0.10. The fair value of each award was estimated on the grant date using the Black-Scholes option pricing model.

The following table summarizes the stock option activity for the nine months ended September 30, 2015:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (in Years)
Outstanding (and expected to vest) at December 31, 2014	4,336,693	$0.19	7.51

Granted	1,753,062	0.20
Cancelled	(543,448)	0.19
Exercised	—

Outstanding (and expected to vest) at September 30, 2015	5,546,307	0.19	8.39

Options exercisable at December 31, 2014	1,109,170	0.19	7.36

Options exercisable at September 30, 2015	1,912,985	$0.19	7.95

10

RevelOps, Inc.

Notes to Consolidated Financial Statements

There were 815,193 shares available for future grant as of September 30, 2015 under the 2014 Plan.

6.	Commitments

The Company leases its office space under a noncancelable operating lease agreement which expires in 2016. Total rent expense was $242,000 and $173,000 for the nine months ended September 30, 2015 and 2014. The Company has a deposit for $46,000 related to the lease.

Minimum future lease payments as of September 30, 2015 under the Company’s lease agreements are as follows:

(in thousands)	Operating	Capital
2015 (for the remaining three months)	$48	$1
2016	162	4

	$210	5

Less: Amount representing interest		—

PV of minimum lease commitments		$5

In December 2013, the Company financed the acquisition of certain equipment and leasehold improvements totaling $11,000 with a 3 year lease at 9.99% interest rate. The Company may acquire the assets at lease termination for $1.00, therefore, the lease has been accounted for as a capital lease.

7.	Debt

On March 24, 2015, the Company entered into an agreement with Silicon Valley Bank that secured a $2,500,000 term loan. The repayment period commences on May 2, 2016. The Company will repay the term loan advances in thirty-six (36) equal monthly payments of principal plus accrued interest. The costs incurred to secure the loan was $53,000 and the Company issued common stock warrants to purchase up to 53,250 shares of common stock at a price of $0.20 per share. The fair value of the common stock warrants of $7,000 was estimated on the grant date using the Black-Scholes option pricing model. As of September 30, 2015, the Company has not drawn on the term loan and the warrants have not been exercised.

8.	Subsequent Events

On October 13, 2015, 100% of the Company’s outstanding capital stock was acquired by Rapid7, Inc. for $36.2 million in cash, 1,252,657 shares of Rapid7, Inc. common stock and the assumption of the Company’s fully-vested options, which became exercisable for 221,759 shares of Rapid7, Inc. common stock with a weighted average exercise price of $1.65 per share.

The Company evaluated all subsequent events through December 17, 2015, the issuance date of these financial statements to determine if such events should be reflected in the financial statements as of September 30, 2015.

11